Exhibit 99

                  PART II.  OTHER INFORMATION

Item 1. Legal Proceedings

      In connection with a case pending before the United States Bankruptcy Court for the District of Massachusetts (the "Court") involving an individual debtor, on April 9, 1997, the Company filed a voluntary nationwide restitution plan with the Court to remedy certain bankruptcy collection practices relating to reaffirmation agreements with the Company's bankrupt credit-card holders that were not filed with federal bankruptcy courts from 1992 through April 1, 1997 (the "Plan"). In bankruptcy proceedings under Chapter 7 of the United States Bankruptcy Code (the "Code"), a debtor may generally agree to repay his or her debts to creditors, but any such reaffirmations must be filed with the bankruptcy court to be valid. The Plan contemplates that the Company would expeditiously identify all debtors with unfiled reaffirmation agreements during that period and remit to them all amounts paid pursuant to such agreements, with interest. In addition, the Company would send them a $100 gift certificate.

      Subsequent to the Company's filing of the Plan with the Court,the Company was served with two complaints, purporting to represent a nationwide class, filed by certain bankrupt credit-card holders of the Company with the Court on March 31, 1997 and April 7, 1997. The complaints allege that the Company obtained payments from these debtors under reaffirmation agreements that were not filed with federal bankruptcy courts in violation of the Code and certain state consumer fraud statutes. The complaints seek a refund of all amounts paid by debtors under these agreements, punitive damages and attorneys' fees and expenses. The Attorneys General for the States of Massachusetts and Missouri are also investigating the subject matter of these complaints. The Company expects that other States Attorneys General will become involved. The Court has provisionally certified the class for settlement purposes only. At a hearing before the Court, the Company and the class action plaintiffs agreed to work towards a settlement of these matters, together with the States Attorneys General and the United States Bankruptcy Trustee, between now and the parties' next scheduled appearance before the Court on June 5, 1997. No assurances can be made, however, as to the terms, if any, upon which such a settlement might be reached.

      On April 16, 1997, the Court issued an order in the individual debtor case referred to above requiring the Company to reimburse the debtor $236 and referring the facts and circumstances of the case to the United States Attorney for the District of Massachusetts (the "U.S. Attorney") for investigation of potential criminal activity. The U.S. Attorney has filed a civil complaint against the Company enjoining it on a nationwide basis from the bankruptcy collection practices referred to above, ordering the Company to identify all debtors nationwide who were the subject of these practices from January 1,1992 to date, and setting forth specific time periods and methodologies for the collection of this data. The Company has consented to the entry of this order and is cooperating fully to obtain a prompt resolution.

      Although management is unable at this time to estimate the impact of the resolution of the foregoing matters and therefore has not yet recorded a provision for them, management believes that these matters could have a material effect on the annual results of operations of the Company.

      In mid-April, several stockholders of the Company, purporting to represent a class, filed complaints against the Company and certain of its officers in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Exchange Act of 1934 for failure to disclose the bankruptcy collection practices described above in periodic filings with the Securities and Exchange Commission prior to April 10, 1997. The complaints seek unspecified damages and attorneys' fees and expenses. The Company intends to defend these cases vigorously.

      The Company is subject to various other legal and governmental proceedings pending against the Company, many involving routine litigation incidental to the businesses. Other matters contain allegations which are nonroutine and involve compensatory, punitive or antitrust treble damage claims in very large amounts, as well as other types of relief. The consequences of these matters are not presently determinable but, in the opinion of management of the Company after consulting with legal counsel, the ultimate liability in excess of reserves currently recorded is not expected to have a material effect on annual results of operations, financial position, liquidity or capital resources of the Company.